Exhibit 99.1

Delisa Reavis

RH Strategic

202-585-0210

dreavis@rhstrategic.com

Marisa Grimes

The Nielsen Company

646-654-5759

marisa.grimes@nielsen.com

FOR IMMEDIATE RELEASE

Digimarc and The Nielsen Company Expand Relationship; Form Joint Ventures

New JVs to deliver solutions leveraging key assets from both companies

Beaverton, OR and New York, NY — June 15, 2009 — Digimarc Corporation (NASDAQ: DMRC) announced it has entered into an agreement with The Nielsen Company to jointly launch two new companies that will leverage the intellectual property assets of Digimarc and the wealth of consumer and business data amassed by Nielsen.  Through the creation of these joint ventures, Digimarc and Nielsen will expand and extend their existing relationship to enhance television viewing, facilitate mobile commerce, and create valuable other new opportunities for television networks and consumer brands to more deeply engage with audiences.

“These joint ventures with Digimarc will provide tremendous opportunities for us to deliver innovative transaction-based solutions for new media businesses, including mobile,” said Itzhak Fisher, head of Nielsen’s global product leadership organization. “By combining Nielsen’s first-class market intelligence — particularly our analysis of video consumption across TV, Internet and mobile — with Digimarc’s rich patent portfolio, we are uniquely positioned to drive exciting new ways to engage consumers through digital entertainment and transactions.”

The two joint venture agreements and a revised license agreement expand and replace the previous Digimarc/Nielsen license and services agreement that has been in operation since late 2007. Under the new agreement, Digimarc and Nielsen will work together to develop new products and services, including the expansion and deployment of those that have been under development in connection with the prior agreement.

Each company will own roughly one-half of each joint venture.  Digimarc is expected to account for the operations of the joint ventures under the equity method of accounting and will report its portion of the net results of the entities based on its ownership share. It is expected that both Nielsen and Digimarc will provide shared general overhead services to the joint ventures.

“This is a great moment for our Company.  Our nearly two years of successful and mutually rewarding collaboration position us well to succeed in these ventures.  With Nielsen’s unparalleled data and other technical and marketing assets available to the joint ventures, we have an unprecedented opportunity to advance our strategic vision for the future and build shareholder value,” commented Bruce Davis, Digimarc CEO.

About The Nielsen Company

The Nielsen Company is a global information and media company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence, mobile measurement, trade shows and business publications (Billboard, The Hollywood Reporter, Adweek). The privately held company is active in more than 100 countries, with headquarters in New York, USA. For more information, please visit, www.nielsen.com.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and technology provider, enabling businesses and governments worldwide to enrich everyday living by giving persistent digital identities to all forms of media and many other objects. The company’s technology enables a wide range of solutions for deterring fraud, counterfeiting and piracy, enhancing national security, and enabling new digital media distribution and monetization models that provide consumers with more choice and access to content when, where and how they want it.  Digimarc has an extensive intellectual property portfolio, with more than 525 U.S. and foreign patents, and more than 420 patents pending in digital watermarking, media identification and management, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries.  Please go to www.digimarc.com for more company information.

Forward-Looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements about anticipated revenues from the license agreement, amounts to be paid to Digimarc for services provided to one or both of the joint ventures, the goals of the new joint ventures and their ability to advance Digimarc’s strategy and build shareholder value, and other statements identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “illustrate,” “example” and “continue” or other derivations of these or other comparable terms.  These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the company’s Form 10-K for the year ended December 31, 2008 in Part I, Item 1A thereof (“Risk Factors”), Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Forward Looking Statements” and in Part II, Item 9A(T) thereof (“Controls and Procedures”), and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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